Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

U.S. BANK National Association

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification Number.

800 Nicollet Mall
Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Wally Jones

U.S. Bank National Association

150 Fourth Avenue North, 2nd Floor

Nashville, TN 37219

(615) 251-0733

(Name, address and telephone number of agent for service)

Symbion, Inc.

(Exact name of obligor as specified in its charter)

Delaware	62-1625480
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

40 Burton Hills Boulevard, Suite 500, Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

Debt Securities

11.00%/11.75% Senior PIK Toggle Notes due 2015

FORM T-1

Item 1.                                   GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)              Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)             Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                   AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15                                      Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                            LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility and qualification.

1.     A copy of the Articles of Association of the Trustee.*

2.     A copy of the certificate of authority of the Trustee to commence business.*

3.     A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.     A copy of the existing bylaws of the Trustee.**

5.     A copy of each Indenture referred to in Item 4.

Not applicable.

6.     The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939.

Attached hereto as Exhibit 6.

7.               Report of Condition of the Trustee as of June 30, 2008 published pursuant to law or the requirements of its supervising or examining authority.

Attached hereto as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on S-4, Registration Number 333-145601 filed on August 21, 2007.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Nashville, and State of Tennessee, on the 19th day of September, 2008.

		By:	/s/ Wally Jones
Wally Jones
Vice President

By:	/s/ Donna L Williams
Donna L Williams
Vice President

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:	September 19, 2008

		By:	/s/ Wally Jones
Wally Jones
Vice President

By:	/s/ Donna L Williams
Donna L Williams
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 6/30/2008

($000’s)

6/30/2008
Assets
Cash and Balances Due From Depository Institutions	$8,040,113
Securities	38,273,740
Federal Funds	4,300,502
Loans & Lease Financing Receivables	162,625,350
Fixed Assets	2,638,883
Intangible Assets	12,303,139
Other Assets	14,126,201
Total Assets	$242,307,928

Liabilities
Deposits	$143,265,079
Fed Funds	13,193,537
Treasury Demand Notes	0
Trading Liabilities	490,836
Other Borrowed Money	47,378,092
Acceptances	0
Subordinated Notes and Debentures	7,647,466
Other Liabilities	7,266,430
Total Liabilities	$219,241,440

Equity
Minority Interest in Subsidiaries	$1,524,656
Common and Preferred Stock	18,200
Surplus	12,057,620
Undivided Profits	9,466,012
Total Equity Capital	$23,066,488

Total Liabilities and Equity Capital	$242,307,928

To the best of the undersigned’s determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By:	/s/ Wally Jones
Vice President

Date: September 19, 2008